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                                                                    EXHIBIT 23.1



               Consent of Independent Certified Public Accountants

         We have issued our report dated February 10, 2003, accompanying the consolidated financial statements of Rent-A-Center, Inc. and Subsidiaries contained in the Registration Statement on Form S-4 and Prospectus. We consent to the use of the aforementioned report in this Registration Statement on Form S-4 and Prospectus, and to the use of our name as it appears under the caption "Independent Certified Public Accountants".


GRANT THORNTON LLP



Dallas, Texas

July 23, 2003